LOAN AGREEMENT - BURGIO FAMILY HOLDINGS, INC.
---------------------------------------------


     THIS AGREEMENT made this 24th day of July 2003.

BETWEEN:

               MONACO GROUP INC.,
               -----------------
               a corporation incorporated under the laws of the State of Delaware
               (Hereinafter called the "Debtor")
                                                              OF THE FIRST PART;

               - and -

               BURGIO FAMILY HOLDINGS INC.,
               ----------------------------
               a corporation incorporated under the laws of the of the Province of Ontario
               (Hereinafter called the "Lender")

                                                             OF THE SECOND PART.

WHEREAS the Lender and Debtor have agreed to a credit facility that allows the Debtor to drawn upon the facility to a maximum amount of USD $20,000;

AND WHEREAS the loan shall be payable upon demand, be unsecured and shall bear interest at the rate of 10% per annum on all sums drawn down upon;

AND WHEREAS the Debtor is a newly formed corporation and in the process of commencing its operation;

NOW THIS AGREEMENT WITNESSETH that in consideration of the credit facility being granted and the promise of the Debtor to repay the loan in the amount of monies advanced pursuant to the facility, the parties hereby covenant and agree as follows:

1.0  AMOUNT AND ADVANCEMENT
---------------------------

1.1 The Lender shall make available to the Debtor a line of credit in the amount of USD $20,000 for use in its business;

1.2 The Debtor may drawn upon this line of credit from time to time as it sees fit and after giving notice for the advancement of funds;

1.3 The Debtor shall give the Lender seven (7) days notice of its request for the advancement of the funds;

1.4 The Lender shall advance the requested funds to the Debtor upon receipt of the notice requesting the advancement of funds within seven (7) days.

2.0  NATURE OF THE CREDIT FACILITY
----------------------------------

2.1 This credit facility shall be in the nature of a demand loan, payable by the Debtor to the Lender thirty (30) days after the Lender demands payment of the amounts advanced pursuant to this agreement;

2.2 The said demand shall be in writing and addressed to the Debtor at its address indicated in this agreement;

2.3 This credit facility shall have no security issued or taken against the amounts advanced;

2.4 This credit facility shall bear interest at the rate of 10% per annum on the principal amount drawn down and remaining unpaid, after as well as before demand or maturity or default;

2.5 The Debtor agrees to pay Interest on a quarterly basis (at the end of each calendar quarter). Interest shall be calculated on the basis of a year of 365 days for the actual number of days elapsed.





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3.0  DEFAULT
------------

3.1 The occurrence of any of the following shall constitute an "Event of Default" hereunder:

     (a)  If Debtor fails to pay principal or interest when due;

     (b) If Debtor becomes insolvent upon commencing its operation (at the time of this agreement, the Debtor has not commenced operations), or generally fails to pay its debts as such debts become due, or makes an assignment for the benefit of creditors, or requests or has instituted against it any liquidation, reorganization, rearrangement or other proceeding under any bankruptcy law or other law for the relief of debtors;

     (c) If Debtor seeks, consents to, permits, or acquiesces in, or fails to cause to be vacated or stayed within sixty (60) days (or vacated within sixty
(60) days of such stay), the voluntary or involuntary appointment of a receiver, trustee or liquidator for itself or for all of any substantial part of its property;

     (d)  If Debtor dissolves or terminates its existence; or

     (e) If any judgment is entered in any court of proper jurisdiction against Debtor in an amount which in the discretion of Lender is of amount such that Lender considers the ability of the Debtor to repay on this Note to be adversely affected so as to have Lender feel insecure.

3.2 If an Event of Default occurs, Debtor shall have 10 calendar days to cure such default, after which, the full amount of the unpaid principal balance and interest at the rate of 15% per annum from the date of initial default shall be immediately due and payable. In the event of such acceleration caused by default, the Debtor hereby agrees to having the entree of a default judgment in an Ontario court against the Debtor by the Lender for the full amount of the unpaid principal balance, accrued interest and costs of collection. The entree of a default judgment will not be contested by the Debtor. Debtor agrees to pay, in addition to all other amounts due hereunder, all costs of collection, including, without limitation, attorney's fees and collection agency's fees.

4.0  NOTICE
-----------

4.1  All correspondence and notices to the Debtor shall be delivered to:

20 Voyager Court South, Unit A
Etobicoke, Ontario
Canada, M9W 5M7

4.2  All correspondence and notices to the Lender shall be delivered to:

4700 Buckley Avenue
Niagara Falls, Ontario
Canada, L2E 4A4

5.0  JURISDICTION
-----------------

5.1 This agreement shall be governed by the laws of the Province of Ontario and each party shall attorn to that countries jurisdiction and courts to resolve all disputes;

5.2 All actions and proceedings and their defence shall be commenced in Ontario, Canada.

6.0  TIME
---------

6.1  Time shall be of the essence.





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7.0  CORPORATE ACTION
---------------------

7.1 The parties hereto agree and acknowledge that they have taken all corporate action necessary to have this agreement properly executed by the corporation and represent that it is binding on the corporation.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals by the positive act of their officers.



                                            MONACO GROUP INC.
                                            -----------------


                                            Per:
------------------------------                 ------------------------
Witness                                        Peter Nelipa, President






                                            BURGIO FAMILY HOLDINGS INC.
                                            ---------------------------


                                            Per:
-------------------------------                 -----------------------
Witness                                         Al Burgio, President




























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